EXHIBIT 11

Century Laboratories, Inc.

EPS Calculations for period November 1, 1999 to February 29, 2000

Basic             ($.004)

Diluted           ($.004)

EPS Calculations for period June 1, 1999 to February 29, 2000

Basic             ($.004)

Diluted           ($.004)